Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	Donna Egan
(602) 682-1584	(602) 682-3152
susannahlivingston@sprouts.com	media@sprouts.com

SPROUTS FARMERS MARKET, INC. ANNOUNCES CHANGES TO ITS BOARD OF DIRECTORS

PHOENIX, November 16, 2016 (Globe Newswire) – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today announced that Doug Sanders has informed the Board of Directors of his intention to resign as executive chairman of the board, to focus his efforts on his recent appointment as chief executive officer of a technology company.  This change will become effective at the board’s next scheduled meeting on February 20, 2017.

“Doug has been an integral part of Sprouts since our inception and was instrumental in our evolution from one store in 2002 to one of the largest and fastest growing healthy grocery stores in the country,” said Amin Maredia, chief executive officer of Sprouts Farmers Market. “On behalf of all of our team members, I’d like to thank Doug for his leadership and service to Sprouts, and we wish him well in his future endeavors.”

Effective upon the resignation of Sanders on February 20, 2017, the board has appointed Joseph Fortunato, an independent director, as the non-executive chairman of the board. Fortunato has served as a member of the Sprouts Board of Directors since 2013, and previously served as an executive for 24 years at GNC Holdings, Inc. (NYSE: GNC), a leading global specialty health, wellness and performance retailer, including most recently as chairman of the board, chief executive officer and president.

“As we continue to build on our strategic initiatives to enhance our healthy living business, I look forward to working with Joe in his new role as chairman and leveraging the deep high-growth, specialty retail knowledge that Joe has built over his 40-year career,” said Maredia.

“I am very excited to serve Sprouts in my new capacity as chairman of the board,” said Fortunato. “I look forward to continuing to work with the Sprouts board and management team to build upon our trajectory and deliver value to our stockholders.”

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release.  These risks and uncertainties include, without limitation, risks associated with the company’s ability to successfully compete in its intensely competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its rapid growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K.  The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts Farmers Market, Inc. is a healthy grocery store offering fresh, natural and organic foods at great prices. Sprouts offer a complete shopping experience that includes fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, natural body care and household items catering to consumers’ growing interest in health and wellness. Headquartered in Phoenix, Arizona, Sprouts employs more than 24,000 team members and operates more than 250 stores in thirteen states from coast to coast. For more information, visit www.sprouts.com or @sproutsfm on Twitter.

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Source: Sprouts Farmers Market, Inc.

Phoenix, AZ

11/16/16